Exhibit 16.3

May 5, 2022

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:    Astra Space, Inc.

File No. 333-257930

Dear Sir or Madam:

We have read the statements made by Astra Space, Inc. pursuant to Item 304(a)(1) included under the section titled “Changes in Independent Registered Public Accounting Firm” as part of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 dated May 5, 2022. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP